SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported) October 9, 2001


                                 EDO CORPORATION

             (Exact name of registrant as specified in its charter)


    New York                      001-03985                      11-0707740
(State or other             (Commission File Number)         (I.R.S. Employer
jurisdiction or                                              Identification No.)
organization)

60 East 42nd Street, Suite 5010, New York, NY                      10165
(Address of principal executive offices)                         (Zip Code)

                                 (212) 716-2000
              (Registrant's telephone number, including area code)

                                      None
--------------------------------------------------------------------------------
           (former name or former address, if changed since last year)

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Item 5. Other Events and Regulation FD Disclosure

          On October 9, 2001, the Registrant issued a press release announcing the Registrant's acquisition of Dynamic Systems, Inc., a privately held company based in Alexandria, Virginia. Dynamic Systems, which will become part of the Registrant's Systems and Analysis Group, provides professional and information technology services primarily to the Department of Defense and other government agencies. For the most recent twelve-month period, Dynamic Systems had revenue of approximately $17 million.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   EDO Corporation


                                   By: WILLIAM J. FROST
                                       -------------------------------------
                                       Name:  William J. Frost
                                       Title:  Vice President - Administration
                                               and Secretary

Dated:   October 12, 2001

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                                  EXHIBIT INDEX


No.       Description
---       -----------
99.1      Press Release Dated October 9, 2001